EXHIBIT 10.2

NYFIX, INC.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of October 12, 2006 (this “Agreement”), among the investors whose names and addresses appear from time to time listed on Schedule I hereto (the “Investors”) and NYFIX, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement (as defined herein).

RECITALS

WHEREAS, the Investors have, pursuant to the terms of the Purchase Agreement, agreed to purchase shares of Series B Voting Convertible Preferred Stock, par value $1.00 per share (the “Convertible Preferred Stock”), of the Company;

WHEREAS, the Company has authorized the issuance of Series C Non-Voting Convertible Preferred Stock, par value $1.00 per share (the “Exchange Preferred Stock”);

WHEREAS, the shares of Convertible Preferred Stock and Exchange Preferred Stock are convertible into shares of Common Stock;

WHEREAS, the Company has agreed to grant the Investors certain registration rights; and

WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

Agreement: shall mean this Registration Rights Agreement among the Investors and the Company, as the same may be amended or modified from time to time in accordance with its terms;

Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Demanding Holders: shall have the meaning set forth in Section 2(b)(ii);

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;

Holder: shall mean each Investor that holds Registrable Securities, any transferee or assignee thereof to whom an Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 3(f) and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 3(f);

Indemnified Party: shall have the meaning set forth in Section 2(f)(iii);

Indemnifying Party: shall have the meaning set forth in Section 2(f)(iii);

Initiating Holder(s): shall mean the Investors who in the aggregate are the Holders of more than 50% of all the outstanding Registrable Securities held by the Investors;

Other Stockholders: shall have the meaning set forth in Section 2(a);

Purchase Agreement: shall mean the Purchase Agreement, dated as of September 4, 2006, among the Company and the Investors (as defined therein), as the same may be amended or modified from time to time in accordance with its terms;

Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof;

Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement by the Commission;

Registrable Securities: shall mean (A) shares of Common Stock issuable upon conversion of the shares of Convertible Preferred Stock or Exchange Preferred Stock, (B) any other shares of Common Stock held or hereafter acquired by the Investors, including any shares of Common Stock issuable upon exchangeable or convertible Securities and (C) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Convertible Preferred Stock, Exchange Preferred Stock or Common Stock referred to in clause (A); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Person in a transaction in which such Person’s rights under this Agreement are not assigned or any Registrable Securities for which registration rights have terminated pursuant to Section 2(j); provided, further, that “Registrable

Securities” shall not at any time include any Securities (i) registered and sold pursuant to the Securities Act or (ii) sold pursuant to Rule 144 under the Securities Act.

Registration Expenses: shall mean all expenses incurred by the Company in compliance with Sections 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders (which counsel shall be chosen by the Initiating Holder(s)), reasonable blue sky fees and expenses and the reasonable expense of any special audits incident to or required by any such Registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

Registration Period: shall have the meaning set forth in Section 2(e)(i);

Rule 144: shall have the meaning set forth in Section 2(h)(i);

Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

Securities Act: shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder; and

Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all stamp duty and transfer taxes, if any, and all fees and disbursements of counsel for each of the Holders other than the reasonable fees and expenses of one counsel for all the Holders.

SECTION 2. REGISTRATION RIGHTS

(a)    Requested Registration.

(i)     Request for Registration. If the Company shall receive a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities from an Initiating Holder, at any time on or after the first anniversary of the date hereof, the Company will:

(1)    promptly give written notice of the proposed Registration to all other Holders; and

(2)    as soon as practicable, use its reasonable best efforts to effect such Registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect:

(A)    any such Registration pursuant to this Section 2(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(B)    any such Registration pursuant to this Section 2(a), if the Company has effected two (2) such Registrations pursuant to this Section 2(a) and such Registrations have been declared or ordered effective;

(C)    any such Registration pursuant to this Section 2(a) if the Registrable Securities requested by all Holders to be registered pursuant to any such request have an anticipated aggregate public offering price (before deduction of any Selling Expenses) of less than $5,000,000;

(D)    any such Registration pursuant to this Section 2(a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to Securities of the Company (other than a registration of Securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(a)(i)(2)(D) for a period of not more than sixty (60) days, if a filing of any other registration statement is not made within that period, and the Company may only exercise this right once in any twelve (12) month period; or

(E)    any such Registration pursuant to this Section 2(a) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its reasonable best efforts to comply with this Section 2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

The registration statement filed pursuant to the request of the Initiating Holder(s) pursuant to Section 2(a)(i) may, subject to the provisions of Section 2(a)(ii) below, include other Securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their Securities in any such Registration (“Other Stockholders”). In the event any Holder requests a Registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(ii)    Underwriting. If the Initiating Holder(s) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in the underwriting to the extent provided herein. If Other Stockholders request inclusion of their Securities in the underwriting, the Holders shall offer to include the Securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such Registration and the Company shall (together with all Other Stockholders proposing to distribute their Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holder(s) and reasonably acceptable to the Company; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under Section 2(f)(ii) hereof. Notwithstanding any other provision of this Section 2(a), if the representative of the underwriter advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the Securities held by Other Stockholders shall be excluded from such Registration to the extent so required by such limitation. If, after the exclusion of such Securities held by Other Stockholders, further reductions are still required, the number of Registrable Securities included in the Registration by each Holder shall be reduced on a pro rata basis (based on the number of Registrable Securities held by such Holder), by such minimum number of Registrable Securities as is necessary to comply with such request. No Registrable Securities or any other Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such Registration. If any Other Stockholder who has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing prompt written notice to the Company, the underwriter and the Initiating Holder(s). The Securities so withdrawn shall also be withdrawn from Registration. In addition to the other rights of the Holders contained herein, if the underwriter has not limited the number of Registrable Securities or other Securities to be underwritten, the Company and officers and directors of the Company may include its or their Securities for its or their own account in such Registration if the representative of the underwriter so agrees and if the number of Registrable Securities and other Securities which would otherwise have been included in such Registration and underwriting will not thereby be limited.

(b)    Company Registration.

(i)     Inclusion in Registration. If at any time on or after the first anniversary of the date hereof, the Company shall determine to register any of its equity Securities either for its own account or for the account of any Other Stockholder in any public offering solely for cash, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(1)    promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such Securities under the applicable blue sky or other state securities laws); and

(2)    include in such Registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after mailing of the written notice from the Company described in Section 2(b)(i)(1) above, except as set forth in Section 2(b)(ii) below. Such written request may specify to include in such Registration all or a part of the Holders’ respective Registrable Securities. In the event any Holder requests inclusion in a Registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder. Notwithstanding the foregoing, the Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 2(b) prior to effectiveness of such Registration whether or not any Holder has elected to include Securities in such Registration.

(ii)    Underwriting. If the Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1). In such event, the right of each of the Holders to Registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such Registration shall (together with the Company and the Other Stockholders distributing their Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under Section 2(f)(ii) hereof. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall promptly advise all holders of Securities requesting Registration of such limitation, and the number of such shares of Securities that are entitled to be included in the Registration and underwriting shall be allocated in the following manner: the Securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities and other than Securities held by holders who by contractual right demanded such Registration (“Demanding Holders”)) shall be excluded from such Registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the Registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares of Common Stock of the Company beneficially held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by providing prompt written notice to the Company and the underwriter. Any Registrable Securities or other Securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

(c)    Form S-3. At any time on or after the first anniversary of the date hereof, the Initiating Holder(s) shall have the right to request three (3) Registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided that the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 2(c):

(i)     unless the Holder or Holders requesting Registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of any Selling Expenses) of more than $5,000,000;

(ii)    within one hundred eighty (180) days of the effective date of the most recent Registration pursuant to this Section 2(c) in which Securities held by the requesting Holder could have been included for sale or distribution;

(iii)   in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(iv)   during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to Securities of the Company (other than a Registration of Securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(c)(iv) for a period of not more than sixty (60) days, if a filing of any other registration statement is not made within that period, and the Company may only exercise this right once in any twelve (12) month period;

(v)    if the Company shall furnish to the Holder(s) requesting a registration certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its reasonable best efforts to comply with this Section 2(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holder(s); provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period; or

(vi)   if Form S-3 is not then available for such offering by the Holders.

The Company shall give written notice to all Holders of the receipt of a request for Registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for other Holders to participate in the Registration, provided that if the Registration is for an underwritten offering, the terms of Section 2(a)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its reasonable best efforts to effect promptly the Registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a Registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(d)    Expenses of Registration. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the Securities so registered pro rata on the basis of the number of their shares so registered other than fees and expenses of counsel, which, to the extent not included in Registration Expenses, shall be borne by the Holder incurring such fees and expenses of counsel (or if incurred by a Holder or Holders on behalf of one or more Holders, pro rata on the basis of the amounts of their shares so Registered). The Company shall not, however, be required to pay for expenses of any Registration begun pursuant to Section 2(a) or 2(c), the request for which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of 66⅔% of Registrable Securities agree to forfeit their right to one requested Registration pursuant to Section 2(a) or Section 2(c), as applicable, in which event such right shall be forfeited by all Holders.

(e)    Registration Procedures. In the case of each Registration effected by the Company pursuant to this Section 2, the Company shall advise the Holders, as applicable, in writing as to the initiation of each Registration and as to the completion thereof. At its expense, the Company will:

(i)     keep such Registration effective for a period of one hundred twenty (120) days or until the Holders (or in the case of a distribution to the partners or members of such Holder, such partners or members), as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that, in the case of any Registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred and twenty (120) day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; provided, however, that the Company shall not be required to keep any registration statement effective for a period in excess of twenty-four (24) months (such period, the “Registration Period”); provided, further, that at any time, upon written notice to the Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if (1) the Board of Directors of the Company reasonably determines that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto or (2) the Company delivers a notice to the applicable Holders pursuant to Section 2(e)(iv). No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the Holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld.

(ii)    permit one legal counsel to the Holders (which counsel shall be chosen by the Holders) to review and comment upon a registration statement filed pursuant to Section 2 and all amendments and supplements thereto at least three (3) days prior to their filing with the Commission, and not file any document in a form to which such legal counsel to the Holders reasonably objects;

(iii)   furnish to each Holder whose Registrable Securities are included in any registration statement, without charge, (a) promptly after the same is prepared and filed with the Commission, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, and if requested by a

Holder, all documents incorporated therein by reference and all exhibits thereto, (b) upon the effectiveness of any registration statement, ten (10) copies of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (c) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request form time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(iv)   notify each Holder of Registrable Securities covered by such Registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to Section 2(e)(i), promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request). The Company shall also promptly notify each Holder in writing (a) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered by facsimile on the same day of such effectiveness and by overnight mail), (b) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or related information, and (c) of the Company’s determination that a post-effective amendment to a registration statement would be appropriate;

(v)    prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction. If such an order or suspension is issued, the Company shall procure the withdrawal of such order or suspension at the earliest possible moment and shall notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(vi)   cause all Registrable Securities covered by a registration statement to be listed continuously throughout the Registration Period on each securities exchange or market, if any, on which equity Securities issued by the Company are then listed;

(vii)   reasonably cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request;

(viii)   appoint a transfer agent and registrar with respect to all such Registrable Securities not later than the effective date of such registration statement;

(ix)    provide each Holder with contact information for the Company’s transfer agent and registrar for all Registrable Securities registered pursuant to a registration statement hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(x)    cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities;

(xi)    make generally available to its security holders as soon as possible, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the registration statement;

(xii)   otherwise comply in all material respects with all applicable rules and regulations of the Commission in connection with any Registration hereunder;

(xiii)   within two (2) business days after the registration statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such registration statement) confirmation that the registration statement has been declared effective by the Commission;

(xiv)   in connection with any underwritten Registration, furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the underwriters, addressed to the underwriters and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the underwriters, addressed to the underwriters; and

(xv)   take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a registration statement.

(f)     Indemnification.

(i)     To the fullest extent permitted by law, the Company will indemnify each of the Holders, each of its officers, directors, partners and members, and each Person, if any, who controls each of the Holders within the meaning of the Securities Act or Exchange Act, with respect to each Registration which has been effected pursuant to this Section 2, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement filed with the Commission in connection with such Registration, including any preliminary prospectus or final prospectus contained therein, any amendments or supplements thereto or any issuer free writing prospectus related thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, and will reimburse each of the Holders, each of its officers, directors, partners or members, and each Person, if any, who controls each of the Holders within the meaning of the Securities Act or the Exchange Act, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter or controlling Person or other aforementioned Person and stated to be specifically for use therein.

(ii)    To the fullest extent permitted by law, each of the Holders will, if Registrable Securities held by it are included in the Securities as to which any Registration pursuant to Section 2 is being effected, indemnify the Company, each of its directors and officers, each Person who controls the Company within the meaning of the Securities Act or the Exchange Act, each Other Stockholder and each of their officers, directors, partners or members, and each Person who controls such Other Stockholder within the meaning of the Securities Act or the Exchange Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement filed in connection with such Registration, including any preliminary prospectus or final prospectus contained therein, any amendments or supplements thereto or any issuer free writing prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, and will reimburse the Company and such Other Stockholders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is actually made in such registration statement, including any preliminary or final prospectus contained therein, any amendments or supplements thereto or any issuer free writing prospectus related thereto, or such violation by the Company of the Securities Act or Exchange Act or any rule or regulation thereunder applicable to the Company occurs, in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with such Registration (including, without limitation, any information relating to such Holder’s partners or members); provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such Registration as contemplated herein.

(iii)   Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv)   If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(vi)   The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of any Indemnified Party against the Indemnifying Party or others and (ii) any liabilities the Indemnifying Party may be subject to pursuant to law.

(g)    Obligations of the Holders.

(i)     It shall be a condition precedent to the obligation of the Company to effect any Registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any such Registration.

(ii)    In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.

(iii)   Each Holder by such Holder’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration.

(iv)   Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(e)(iv) or the commencement of any

Suspension Period pursuant to Section 2(e)(i), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(e)(iv) or the termination of the Suspension Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company), or destroy all copies in such Holder’s possession of, any prospectus covering such Registrable Securities current at the time of receipt of such notice.

(h)     Rule 144 Reporting.

With a view to making available to Holders the benefits of certain rules and regulations of the Commission which may permit the sale of restricted Securities to the public without registration, the Company agrees, subject to Section 2(j), to use reasonable best efforts to:

(i)       make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after the first anniversary of the date of this Agreement;

(ii)      file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii)     so long as a Holder owns any Registrable Securities, furnish to such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such Securities without registration.

(i)       Additional Registration Rights. The Company shall not, without first obtaining the written consent of the Holders who are Holders of more than 50% of the then outstanding Registrable Securities, grant registration rights on terms more favorable than the registration rights granted pursuant to this Agreement.

(j)       Termination. The registration rights set forth in this Section 2 shall not be available to any Holder, and the obligations of the Company set forth in Section 2(h) shall not pertain to any Holder, if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)) or (ii) all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or pursuant to Rule 144.

SECTION 3. MISCELLANEOUS

(a)      Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b)      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(c)      Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(d)      Notices.

(i)      All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(1)      if to the Company, to NYFIX, Inc., 100 Wall Street, 26th Floor, New York, NY 10005, Attention: General Counsel, or at such other address as it may have furnished to the Holders in writing.

(2)      if to the Investors, at the address or facsimile number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished the Company in writing.

(ii)      Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day and delivered during regular business hours, otherwise the first business day thereafter; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(e)      Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(f)      Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The registration rights set forth in this Agreement may be assigned, in whole or in part, to any transferee of

Registrable Securities (provided such transferee shall agree to be bound by all obligations of this Agreement).

(g)      Entire Agreement; Amendment and Waiver. This Agreement and the Purchase Agreement constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understanding and agreements among such parties with respect to the subject matter hereof. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a majority of the then outstanding Registrable Securities held by Investors.

(h)      Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(i)       Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

NYFIX, INC.
By:	/s/ Steven R. Vigliotti
Name: Steven R. Vigliotti
Title: Chief Financial Officer

WARBURG PINCUS PRIVATE EQUITY IX, L.P.
By: Warburg Pincus IX LLC, its General Partner
By: Warburg Pincus Partners LLC, its Managing Member
By: Warburg Pincus & Co., its Managing Member
By:	/s/ Cary J. Davis
Name: Cary J. Davis
Title: Managing Director

[Registration Rights Agreement Signature Page]

Schedule I

Investors

Inestor Name and Address

Warburg Pincus Private Equity IX, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 878-9361
Attention: Cary J. Davis and Adarsh Sarma

Copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile: (212) 728-9222
Attention: Steven J. Gartner, Esq. and William H. Gump